Delaware Valley Flowers Opens New Location and Selects Corporate Resource Services as Staffing Provider

NEW YORK, N.Y. -- (Business Wire) – April 15, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that it has been selected as the exclusive vendor for Delaware Valley Flowers in their new Shrewsbury, Massachusetts location.

“This is an exciting opportunity for CRS to partner with Delaware Valley Wholesale Florist, Inc. in their new location in Massachusetts,” said Matthew Vaccaro, Executive Vice President and Regional Manager of Corporate Resource Services.

“Delaware Valley Wholesale Florist is expanding into new markets and since we are their staffing provider in New Jersey, Florida, California, and Maryland, they have continued to align with CRS because of our national footprint and solid On-site Management Program,” said Kevin Case, Regional Vice President of the Mid Atlantic Region for CRS.

“This is a great example of how CRS can leverage our current customers that have multiple locations across the United States.  Our regional leadership teams are working diligently to share all their clients that have locations throughout the markets we serve,” said Frank Vaccaro, President of Sales, Corporate Resource Services,Inc.

About Delaware Valley Flowers, Inc.:

Delaware Valley Wholesale Florist, Inc. began as a small family business in 1959 and has grown to become one of the largest floral distribution companies in the United States. Our modern, 100,000+ square foot Corporate Headquarters, located in Sewell, New Jersey, is supplemented by satellite Logistics, Distribution, and Sales facilities in Edison, NJ, Baltimore, MD, Miami, FL, Cromwell, CT, and Oxnard, CA. These facilities house the latest in state-of-the-art equipment, specifically tailored to meet the demands of floral distribution. Our staff of over 500 dedicated professionals is committed to providing you with: Excellence in Service, Quality, and most importantly, Value.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 207 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380